EMPLOYMENT AGREEMENT

This Employment Agreement is entered into as of June 1, 2005 (the “Effective Date”) by and between SciClone Pharmaceuticals, Inc. (the “Company”) and Dr. Ira Lawrence (“Employee”).

WHEREAS, the Company desires to employ Employee as the Company’s President and Chief Executive Officer, and Employee agrees to accept employment on the terms set forth below;

NOW, THEREFORE, in consideration of the promises, terms and conditions set forth in this Agreement, the parties agree as follows:

1.         Position and Duties.  Employee will be employed by the Company as its President and Chief Executive Officer (“CEO”), reporting to the Company’s Board of Directors (the “Board”).  Employee agrees to undertake the duties and responsibilities inherent in this position and accepts employment with the Company on the terms and conditions set forth in this Agreement and the Exhibits hereto.  Employee’s duties shall include, but not be limited to, those duties normally performed by a CEO, as well as any other reasonable duties that may be assigned to him from time to time by the Board.

In addition, Employee will be nominated to the Company’s Board effective upon the Employment Date (as defined below), for a term ending at the next annual meeting.  As with all directors, Employee’s continuation as a director requires nomination each year and election by the stockholders.

2.         Term of Employment.  Employee’s employment with the Company will begin as of June 1, 2005 (the “Employment Date”), subject to execution of this Agreement and the applicable documents referenced herein.  Employment is on an at-will basis, and may be terminated by Employee or the Company at any time, with or without cause, subject to the provisions of Paragraphs 4 and 5 below as well as the terms set forth in the Change of Control Agreement, which is attached hereto as Exhibit A.

3.         Compensation.  Employee will be compensated by the Company for his services as follows:

(a)        Salary:  Employee’s annual base salary will be $400,000.00.  Employee’s salary and other compensation will initially be reviewed by the Company’s Board on the first anniversary of the Employment Date and may be subject to adjustment at that time; provided, however, that such salary shall not be reduced below the annual salary then being paid to Employee unless a reduction is part of a salary reduction applicable to all members of the Company’s executive team.  Thereafter, Employee’s compensation shall be reviewed on an annual basis.  Any adjustment to Employee’s salary and/or other compensation shall be in the sole discretion of the Board and its Committees.

(b)        New Hire Bonus:  Employee will be entitled to receive a New Hire Bonus in the amount of One Hundred Thousand Dollars ($100,000.00) payable within 15 days of the Employment Date.  This bonus is being paid at this time although it is not earned until the completion of two years of service.  If Employee voluntarily resigns his employment prior to the second anniversary of the Employment Date, Employee will be required to repay this bonus as of his last day of employment.

(c)        Annual Bonus:  Employee will be eligible to receive an annual bonus (the “Target Bonus”) with an initial target amount equal to fifty percent (50%) of Employee’s annual base salary ($200,000.00 initially), subject to his meeting the performance goals and targets as mutually set and agreed upon by the Employee and the Board.  Such goals and targets will be reviewed annually and may be changed as appropriate.  The Target Bonus for Employee’s first year of employment, (calendar year 2005) shall be prorated from the Employment Date to the end of calendar year 2005 but shall be no less than $100,000.00, subject to applicable withholding.

(d)        Long Term Incentive Plan (LTIP).

(i)         Upon approval by the Compensation Committee of the Board, Employee will be granted a nonstatutory stock option (the “First Option”) to purchase 400,000 shares of the Company’s common stock under the Company’s stock option plan at an exercise price per share equal to the closing price on the Nasdaq National Market of a share of the Company’s common stock on the Employment Date.  Provided Employee remains employed by the Company, the First Option will have a term of 10 years and will vest in annual installments on each of the first four anniversaries of the Employment Date.

(ii)        Upon approval by the Compensation Committee of the Board, Employee will be granted a nonstatutory stock option (the “Second Option”) to purchase 400,000 shares of the Company’s common stock under the Company’s stock option plan at an exercise price per share equal to the closing price on the Nasdaq National Market of a share of the Company’s common stock on the Employment Date.  Provided Employee remains employed by the Company, the Second Option will have a term of 10 years and will vest as to 25% of the shares subject to the Second Option upon the achievement of a “Trading Price Goal.”  A Trading Price Goal will be achieved if and when, following the Employment Date, the Company’s common stock has first traded publicly for a period of at least 30 consecutive calendar  days at or greater than a target closing price per share, as reported on the Nasdaq National Market, of (a) $4.50 on or before the third anniversary of the Employment Date, (b) $6.00 on or before the fourth anniversary of the Employment Date, (c) $8.00 on or before the fifth anniversary of the Employment Date and (d) $10.00 on or before the sixth anniversary of the Employment Date.  Each of the foregoing closing price targets will be appropriately adjusted for any stock dividend, stock split or similar change in the Company’s capital structure occurring after the Employment Date.  If a Trading Price Goal is not achieved on or before the respective anniversary date, the corresponding 25% portion of the Second Option will not vest and will terminate upon the applicable anniversary date.

            Except as otherwise specified in this paragraph or in Paragraph 5 of this Agreement, or in the Change in Control Agreement, Employee’s options as described herein will be governed by and subject to the terms and conditions of the Company’s standard form of stock option agreement (which Employee will be required to sign in connection with the issuance of the First Option and the Second Option as described in (i) and (ii) above.

(iii)       At the beginning of calendar year 2008, the Compensation Committee of the Board shall consider an award to the Executive of a special cash bonus (“LTIP Bonus”) of up to $300,000, the exact amount of which shall be based on the Employee’s overall achievement of the previously agreed upon performance targets over the years 2005-2007.  Provision of the LTIP Bonus and the amount of such shall be in the sole discretion of the Board.  To the extent earned, the LTIP Bonus will be paid to Employee no later than 30 days after the Board approves the payment of the LTIP Bonus.

In the normal course of business, it is anticipated that the LTIP will be reviewed each year and if warranted by the Company’s as well as the Employee’s performance and the outlook for the Company, the Board, in its sole discretion, shall consider additional stock based and/or cash performance based awards in future years.

(e)        Benefits:  Employee will participate in and receive benefits under the Company’s various group benefit plans (including a health plan) on the same basis as other members of the Company’s executive team, as well as under the Company’s business expense reimbursement and other policies.  Employee will accrue four (4) weeks of vacation on an annual basis in accordance with the Company’s paid time off policy (prorated for 2005).

(f)         Housing/Relocation Allowance:

(i)         The Company will provide Employee with a monthly housing allowance in the amount of Ten Thousand Dollars ($10,000.00), with such payment beginning on the first day of the month following the Employment Date.  Such monthly housing allowance payments will end on the earlier of (A) the seventh anniversary of the first payment date of the housing allowance, (B) three months following Employee’s termination of employment for Cause (as defined in Paragraph 5), or (C) if the Employee’s termination of employment is without Cause (as defined in Paragraph 5), then the earlier of (I) one year after the date of termination, or (II) five years from the Employment Date.

(ii)        The Company will reimburse Employee for reasonable expenses for two house-hunting trips for Employee and his spouse to the San Francisco Bay Area.

(iii)       The Company will also reimburse Employee for the cost of a reasonable number of round trip coach airfares to Chicago – San Francisco during his first three months of employment.

(iv)       The Company will reimburse Employee for the cost of the real estate broker’s commission on the sale of Employee’s present home.  In addition, the Company will reimburse Employee for typical and reasonable costs relating to title search fees, inspection fees and other closing costs associated with the purchase of Employee’s first home in the San Francisco Bay Area.

(v)        The Company will reimburse Employee for any reasonable expenses incurred in relocating from the Chicago area to the San Francisco Bay Area, including the movement of household goods, personal effects and contents of two homes including the cost of moving a baby grand piano as well as his personal art collection, a small wine collection and the shipment of two automobiles.  The Company will also reimburse Employee for reasonable short term storage of such household belongings not to exceed 6 months.

(g)        Withholding.  All salary, bonus and other payments are payable in accordance with the Company’s normal payroll procedures, and are subject to withholding as applicable.  Any reimbursement of expenses is subject to the Company’s current policies regarding submission of receipts.

4.         Voluntary Termination.

(a)        In the event that Employee voluntarily resigns from his employment with the Company, Employee will be entitled to no compensation or benefits from the Company other than those earned under Paragraph 3 through the date of termination.  Employee agrees that if he voluntarily terminates employment with the Company for any reason, he will provide the Company with forty five (45) days’ written notice of his resignation.  The Company may, in its sole discretion, elect to waive all or any part of such notice period and accept Employee’s resignation at an earlier date.  Employee agrees that in the event of his voluntary resignation of employment, he shall immediately resign from all his positions with the Company as well as from the Company’s Board.

(b)        For purposes of this paragraph, Voluntary Termination also includes employment termination as a result of Employee’s death or Disability (as such is defined in the Change in Control Agreement).

5.     Other Termination.  The employment relationship may be terminated under the circumstances set forth below as well as those described in the Change in Control Agreement.  For purposes of this Agreement, the term “Cause” shall have the meaning given to it in the Change in Control Agreement.

(a)        Termination for Cause:  If Employee’s employment is terminated by the Company for Cause as defined in the Change in Control Agreement, Employee shall be entitled to no compensation or benefits from the Company other than those earned under Paragraph 3 through the date of Employee’s Termination for Cause.  Employee agrees that if his employment is terminated by the Company for Cause, he shall immediately resign from all his positions with the Company as well as from the Company’s Board.

(b)        Termination Without Cause:  If Employee’s employment is terminated by the Company without Cause (and not as a result of Employee’s death or Disability) and such termination is not governed by the conditions specified in the Change in Control Agreement, and if Employee signs a general release of known and unknown claims in a form satisfactory to the Company (which may be in the form of Schedule A to the Change in Control Agreement)  and Employee resigns from all of Employee’s positions with the Company as well as the Company’s Board, Employee will receive the following benefits:

(i)         Continued payment of Employee’s final base salary rate, less applicable withholding, for the twelve (12) month period following the date of Termination Without Cause; provided, however, that if required in order to avoid the imposition of additional tax pursuant to Section 409A of the Internal Revenue Code, such payments shall not commence until the first normal payroll date of the Company occurring at least six months after the date of Termination Without Cause.  Such payments will be made in accordance with the Company’s normal payroll procedures.  Employee shall be entitled to no other benefits except as described in this paragraph (b)(i) and paragraph 3 (f).

6.     Limitation of Payments and Benefits.  To the extent that any of the payments and benefits provided for in this Agreement or otherwise payable to Employee constitute “parachute payments” within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended, such payments and benefits will be treated in accordance with the provisions in the Change in Control Agreement regarding Parachute Payments.

7.     Confidential and Proprietary Information.  As a condition of employment, Employee will be required to sign and be subject to the terms and conditions of the Company’s standard form of employee confidentiality and assignment of inventions agreement.

8.     Indemnification.  The Company will provide Employee with its standard form of indemnification agreement for officers and directors as attached hereto as Exhibit B.

9.     Dispute Resolution.  In the event of any dispute or claim relating to or arising out of the employment relationship with the Company, this Agreement, or the termination of employment with the Company for any reason (including, but not limited to, any claims of breach of contract, wrongful termination or age, sex, race, national origin, disability or other discrimination or harassment), all such disputes shall be fully, finally and exclusively resolved by binding arbitration conducted by the American Arbitration Association (“AAA”) under the AAA’s National Rules for the Resolution of Employment Disputes then in effect, which are available online at the AAA’s website at www.adr.org or by requesting a copy from the Human Resources Department.  Employee and the Company hereby waive their respective rights to have any such disputes or claims tried before a judge or jury.

10.   Severability.  If any provision of this Agreement is deemed invalid, illegal or unenforceable, such provision shall be modified so as to make it valid, legal and enforceable, and the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected.

11.   Assignment.  In view of the personal nature of the services to be performed under this Agreement, Employee cannot assign or transfer any of his obligations under this Agreement.

12.   No Duty to Mitigate.  The Employee shall not be required to mitigate the amount of any payment contemplated by this Agreement (whether by seeking New Employment or in any other manner), nor shall any such payment be reduced by any earnings that the Employee may receive from any other source.

13.   Employee’s Successors.  All rights of the Employee hereunder shall inure to the benefit of, and be enforceable by, the Employee’s personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

14.   Entire Agreement.  This Agreement and the agreements referred to herein constitute the entire agreement between Employee and the Company regarding the terms and conditions of employment, and they supersede all prior negotiations, representations or agreements between Employee and the Company regarding employment, whether written or oral.

15    Modification.  This Agreement may only be modified or amended by a supplemental written agreement signed by Employee and an authorized representative of the Company.

16    Governing Law.  This Agreement shall be governed by and construed according to the laws of the State of California.

Please sign and date this letter on the spaces provided below to acknowledge Employee’s acceptance of the terms of this Agreement.

Sincerely,

SciClone Pharmaceuticals, Inc.

By: /s/ Dean Woodman
Chairman of the Board

Agreed to and Accepted:

Date: April 25, 2005	/s/ Dr. Ira Lawrence
Dr. Ira Lawrence

EXHIBIT A

SCICLONE PHARMACEUTICALS, INC.
CHANGE IN CONTROL AGREEMENT

This Change in Control Agreement (the “Agreement”) is effective as of April 25, 2005, by and between Dr. Ira Lawrence (the “Employee”) and SciClone Pharmaceuticals, Inc., a Delaware corporation (the “Company”).

RECITALS

A.      The Employee will serve as President and Chief Executive Officer of the Company and will perform significant strategic and management responsibilities necessary to the continued conduct of the Company’s business and operations and the Employee and Company have entered into an employment agreement, dated April 25, 2005, including any subsequent amendments thereto (the “Employment Agreement”).

B.       The Board of Directors of the Company (the “Board”) has determined that it is in the best interests of the Company and its stockholders to assure that the Company will have the continued dedication and objectivity of the Employee, notwithstanding the possibility or occurrence of a Change in Control (as defined below) of the Company.

C.      The Board believes that it is imperative to provide the Employee with certain severance benefits upon the Employee’s termination of employment following a Change in Control that will provide the Employee with enhanced financial security and provide sufficient incentive and encouragement to the Employee to remain with the Company following a Change in Control.

AGREEMENT

The Employee and the Company agree as set forth below:

1            Terms of Employment.  The Company and the Employee agree that the Employee’s employment is “at will” and that their employment relationship may be terminated by either party at any time, with or without cause, and, if applicable, in accordance with Section 2 below.  If the Employee’s employment with the Company terminates for any reason following a Change in Control, but on or before the first anniversary of the Change in Control, the Employee shall not be entitled to any payments, benefits, damages, awards or compensation other than as provided by this Agreement.  During his employment with the Company, the Employee agrees to devote his full business time, energy and skill to his duties with the Company.  These duties shall include, but not be limited to, any duties consistent with the Employee’s position that may be assigned to the Employee from time to time by the Company or the Board.

2      Severance Benefits Upon Termination following a Change in Control.  Subject to the limitations set forth in Sections 3 and 4 below, if the Employee’s employment with the Company terminates following a Change in Control but on or before the first anniversary of such Change in Control, then the Employee shall be entitled to receive, in addition to the compensation and benefits earned by the Employee through the date of his termination, severance benefits as follows:

(a)        Involuntary Termination.  If the Employee’s employment with the Company is terminated as a result of Involuntary Termination, then the Employee shall be entitled to receive the following severance benefits:

(i)         The Employee shall be entitled to receive severance pay in an amount equal to one hundred percent (100%) of his annual base salary as in effect at the time of such termination.  Any severance to which the Employee is entitled pursuant to this section shall be paid in a lump sum, less applicable withholding, within thirty (30) days following the Employee’s termination;

(ii)        With respect to any unvested options to purchase shares of stock of the Company held by the Employee as granted pursuant to the First Option (as defined by the Employment Agreement), the Employee shall immediately become vested in full at the time of such termination; and

(iii)       If Employee was covered under the Company’s group health plan as of his Involuntary Termination and he timely elects to continue his group health benefits pursuant to federal law (COBRA), the Company will pay the COBRA premiums until the earlier of (A) the one year anniversary of Employee’s Involuntary Termination, or (B) the date on which Employee commences new employment.

However, to the extent, if any, required in order to avoid the imposition of additional tax pursuant to Section 409A of the Internal Revenue Code, such payments shall not commence and such accelerated vesting shall not be effective until the date occurring six months after the date of Involuntary Termination.

(b)        Voluntary Resignation; Termination For Cause.  If the Employee’s employment terminates by reason of the Employee’s voluntary resignation (but not as a result of an Involuntary Termination) or as a result of the Employee’s termination for Cause, then the Employee shall not be entitled to receive any severance pay or benefits under this Agreement.

(c)        Disability; Death.  If the Company terminates the Employee’s employment as a result of the Employee’s Disability, or death, then the Employee shall not be entitled to receive any severance pay or benefits under this Agreement.

3      Release of Claims; Resignation.  The Employee’s entitlement to any severance pay or benefits under Section 2(a) is conditioned upon the Employee’s execution and delivery to the Company of (a) a general release of known and unknown claims in the form attached hereto as Schedule A and (b) a resignation from all of the Employee’s positions with the Company, including from the Board of Directors and any committees thereof on which the Employee serves, in a form satisfactory to the Company.

4      Parachute Payments.  In the event that any payment or benefit received or to be received by the Employee pursuant to this Agreement or otherwise (collectively, the “Payments”) would result in a “parachute payment” as described in section 280G of the Internal Revenue Code of 1986, as amended, notwithstanding the other provisions of this Agreement, the amount of such Payments will not exceed the amount which produces the greatest after-tax benefit to the Employee.  For purposes of the foregoing, the greatest after-tax benefit will be determined within thirty (30) days of the occurrence of such payment to the Employee, in the Employee’s sole and absolute discretion.  If no such determination is made by the Employee within thirty (30) days of the occurrence of such payment, the Company will promptly make such determination in a fair and equitable manner.

5      Consulting Services.  During the twelve (12)  months following any Involuntary Termination for which the Employee receives the severance pay and benefits described in Section 2(a), the Employee shall be retained by the Company as an independent contractor to provide consulting services to the Company at its request for up to eight (8) hours per week.  These services shall include any reasonable requests for information or assistance by the Company, including, but not limited to, the transition of the Employee’s duties.  Such services shall be provided at mutually convenient times.  For the actual provision of such services, the Company shall pay to the Employee a consulting fee of $1,000.00 per day, plus reasonable out-of-pocket expenses (for example, travel and lodging).

6      Definition of Terms.  The following terms referred to in this Agreement shall have the following meanings:

(a)        “Cause” shall mean any of the following:

(i)         the Employee’s theft, dishonesty, misconduct or falsification of any records of the Company, its successor, or any subsidiary of the Company or its successor (collectively, the “Company Group”);

(ii)        the Employee’s misappropriation or improper disclosure of confidential or proprietary information of the Company Group;

(iii)       any intentional action by the Employee which has a material detrimental effect on the reputation or business of the Company Group;

(iv)       the Employee’s failure or inability to perform any reasonable assigned duties after written notice from the Company Group of, and a reasonable opportunity to cure, such failure or inability;

(v)        any material breach by the Employee of any employment agreement between the Employee and the Company Group, which breach is not cured pursuant to the terms of such agreement; or

(vi)       the Employee’s conviction of any criminal act which impairs the Employee’s ability to perform his or her duties for the Company Group.

(b)        “Change in Control” shall mean:  (i) a merger or other transaction in which the Company or substantially all of its assets is sold or merged and as a result of such transaction, the holders of the Company’s common stock prior to such transaction do not own or control a majority of the outstanding shares of the successor corporation, (ii) the election of nominees constituting a majority of the Board which nominees were not approved by a majority of the Board prior to such election, or (iii) the acquisition by a third party of twenty percent (20%) or more of the Company’s outstanding shares which acquisition was without the approval of a majority of the Board in office prior to such acquisition.

(c)        “Constructive Termination” shall mean any one or more of the following:

(i)         without the Employee’s express written consent, the assignment to the Employee, following the Change in Control, of any title or duties, or any limitation of the Employee’s responsibilities, that are substantially inconsistent with the Employee’s title(s), duties, or responsibilities with the Company Group immediately prior to the date of the Change in Control (including, but not limited to, Employee’s failure to report to the Chief Executive Officer and/or failure to be a member of the executive staff);

(ii)        without the Employee’s express written consent, the relocation of the principal place of the Employee’s employment, following the Change in Control, to a location that is more than fifty (50) miles from the Employee’s principal place of employment immediately prior to the date of the Change in Control, or the imposition of travel requirements substantially more demanding of the Employee than such travel requirements existing immediately prior to the date of the Change in Control;

(iii)       any failure by the Company Group, following the Change in Control, to pay, or any material reduction by the Company Group of, (1) the Employee’s base salary in effect immediately prior to the date of the Change in Control, or (2) the Employee’s bonus compensation, if any, in effect immediately prior to the date of the Change in Control (subject to applicable performance requirements with respect to the actual amount of bonus compensation earned by the Employee), unless base salary and/or bonus reductions comparable in amount and duration are concurrently made for a majority of the other employees of the Company Group who have substantially similar titles and responsibilities as the Employee; and

(iv)       any failure by the Company Group, following the Change in Control, to (1) continue to provide the Employee with the opportunity to participate, on terms no less favorable than those in effect for the benefit of any employee group which customarily includes a person holding the employment position or a comparable position with the Company Group then held by the Employee, in any benefit or compensation plans and programs, including, but not limited to, the Company Group’s life, disability, health, dental, medical, savings, profit sharing, stock purchase and retirement plans, if any, in which the Employee was participating immediately prior to the date of the Change in Control, or in substantially similar plans or programs, or (2) provide the Employee with all other fringe benefits (or substantially similar benefits), including, but not limited to, relocation benefits, provided to any employee group which customarily includes a person holding the employment position or a comparable position with the Company Group then held by the Employee, which the Employee was receiving immediately prior to the date of the Change in Control.

However, the foregoing conditions shall not constitute a Constructive Termination unless the Employee has given written notice of any such condition(s) to the Chairman of the Board and allowed the Company Group at least twenty (20) days thereafter to correct such condition(s).  If such condition(s) are not corrected within that twenty (20) day period, the Employee may give written notice of his Constructive Termination to the Board, which shall be an Involuntary Termination.

(d)        “Disability” means the inability of the Employee, in the opinion of a licensed, qualified physician, to perform the essential functions of the Employee’s position with the Company Group, with or without reasonable accommodation, because of the sickness or injury of the Employee.

(e)        “Involuntary Termination” shall mean the occurrence of either of the following events after a Change in Control, but on or before the first anniversary of such Change in Control:

(i)         termination by Company Group of the Employee’s employment without Cause; or

(ii)        the Employee’s Constructive Termination.

(f)         “Involuntary Termination” shall not include any termination of the Employee’s employment that is (1) for Cause, (2) a result of the Employee’s death or Disability, or (3) a result of the Employee’s voluntary resignation.

(g)        “New Employment” shall mean any employment obtained by the Employee after the termination of the Employee’s employment with the Company.

7      Nonsolicitation.  During his employment with the Company, and for a period of one (1) year following the termination of his employment for any reason, the Employee shall not directly or indirectly recruit, solicit, or induce any person who on the date hereof is, or who subsequently becomes, an employee, sales representative or consultant of the Company, to terminate his or her relationship with the Company.

8      Successors.

(a)        Company’s Successors.  Any successor to the Company or to all or substantially all of the Company’s business and/or assets shall be bound by this Agreement in the same manner and to the same extent as the Company.  For all purposes under this Agreement, the term “Company” shall include any successor to the Company’s business and/or assets.

(b)        Employee’s Successors.  All rights of the Employee hereunder shall inure to the benefit of, and be enforceable by, the Employee’s personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.  The Employee shall have no right to assign any of his obligations or duties under this Agreement to any other person or entity.

9      Notice.

(a)        General.  Notices and all other communications contemplated by this Agreement shall be in writing and shall be deemed to have been duly given when personally delivered or when mailed by U.S. registered or certified mail, return receipt requested and postage prepaid.  In the case of the Employee, mailed notices shall be addressed to the Employee at the home address which he most recently communicated to the Company in writing.  In the case of the Company, mailed notices shall be addressed to its corporate headquarters, and all notices shall be directed to the attention of its Secretary.

(b)        Notice of Termination.  Any termination by the Company Group or the Employee of their employment relationship shall be communicated by a written notice of termination to the other party.

10    Miscellaneous Provisions.

(a)        No Duty to Mitigate.  The Employee shall not be required to mitigate the amount of any payment contemplated by this Agreement (whether by seeking New Employment or in any other manner), nor shall any such payment be reduced by any earnings that the Employee may receive from any other source.

(b)        Waiver.  No provision of this Agreement shall be modified, waived or discharged unless the modification, waiver or discharge is agreed to in writing and signed by the Employee and by an authorized officer of the Company (other than the Employee).  No waiver by either party of any breach of, or of compliance with, any condition or provision of this Agreement by the other party shall be considered a waiver of any other condition or provision or of the same condition or provision at another time.

(c)        Choice of Law.  The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of California.

(d)        Severability.  The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision hereof, which shall remain in full force and effect.

(e)        Arbitration.  In the event of any dispute or claim relating to or arising out of the Employee’s employment relationship with the Company, this Agreement, or the termination of the Employee’s employment with the Company for any reason (including, but not limited to, any claims of breach of contract, wrongful termination, fraud or age, race, sex, national origin, disability or other discrimination or harassment), the Employee and the Company agree that all such disputes shall be fully, finally and exclusively resolved by binding arbitration conducted by the American Arbitration Association in San Mateo County, California (“AAA”) under the AAA’s National Rules for the Resolution of Employment Disputes then in effect, which are available online at the AAA’s website at www.adr.org.  Judgment upon any decision or award rendered by the arbitrator may be entered in any court having jurisdiction over the matter.  The Employee and the Company knowingly and willingly waive their respective rights to have any such disputes or claims tried to a judge or jury.

(f)         Prior Agreements.  This Agreement supersedes all prior understandings and agreements, whether written or oral, regarding the subject matter of this Agreement.

IN WITNESS WHEREOF, each of the parties has executed this Agreement, in the case of the Company by its duly authorized officer, as of the day and year first above written.

SCICLONE PHARMACEUTICALS, INC.

By: /s/ Dean Woodman
Dean Woodman
Chairman of the Board

EMPLOYEE

/s/ Dr. Ira Lawrence
Dr. Ira Lawrence

Schedule A

RELEASE

In exchange for the severance pay and benefits described in the Change in Control Agreement between SciClone Pharmaceuticals, Inc. (the “Company”) and me of April 25, 2005, I hereby release the Company, its parents and subsidiaries, and their officers, directors, employees, attorneys, stockholders, successors, assigns and affiliates, of and from any and all claims, liabilities, and causes of action of every kind and nature, whether known or unknown, based upon or arising out of any agreements, events, acts, omissions or conduct at any time prior to and including the execution date of this Release, including, but not limited to:  all claims concerning my employment with the Company or the termination of that employment; all claims pursuant to any federal, state or local law, statute, or cause of action, including, but not limited to, the federal Civil Rights Act of 1964, as amended; the federal Americans with Disabilities Act of 1990; the federal Age Discrimination in Employment Act of 1967, as amended (“ADEA”); the California Fair Employment and Housing Act, as amended; tort law; contract law; wrongful discharge; race, sex, age or other discrimination or harassment; fraud; defamation; emotional distress; and breach of the implied covenant of good faith and fair dealing.

I am knowingly, willingly and voluntarily releasing any claims I may have under the ADEA.  I acknowledge that the consideration given for the release in the preceding paragraph hereof is in addition to anything of value to which I was already entitled.  I further acknowledge that I have been advised by this writing, as required by the ADEA, that:  (a) this Release does not apply to any rights or claims that may arise after I sign it; (b) I have the right to consult with an attorney prior to signing this Release; (c) I have twenty-one (21) days to consider this Release (although I may choose to voluntarily sign this Release earlier); (d) I have seven (7) days after I sign this Release to revoke it; and (e) this Release shall not be effective until the eighth day after it is signed by me.

In giving this release, which includes claims that may be unknown to me at present, I acknowledge that I have read and understand Section 1542 of the California Civil Code which reads as follows:  “A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.”  I hereby waive and relinquish all rights and benefits under that section and any law of any jurisdiction of similar effect with respect to my release of any unknown claims I may have, and I affirm that it is my intention to release all known and unknown claims that I have or may have against the parties released above.

This Release contains the entire agreement between the Company and me regarding the subjects above, and it cannot be modified except by a document signed by me and an authorized representative of the Company.

Date:_____________________________	EMPLOYEE Dr. Ira Lawrence
Date:_____________________________	SCICLONE PHARMACEUTICALS, INC. By: Its:

INDEMNITY AGREEMENT

This Indemnity Agreement, dated as of April 25, 2005, is made by and between SciClone Pharmaceuticals, Inc., a Delaware corporation (the “Company”), and Dr. Ira Lawrence (the “Indemnitee”).

RECITALS

A.        The Company is aware that competent and experienced persons are increasingly reluctant to serve as directors, officers or agents of corporations unless they are protected by comprehensive liability insurance or indemnification, due to increased exposure to litigation costs and risks resulting from their service to such corporations, and due to the fact that the exposure frequently bears no reasonable relationship to the compensation of such directors, officers and other agents.

B.         The statutes and judicial decisions regarding the duties of directors and officers are often difficult to apply, ambiguous, or conflicting, and therefore fail to provide such directors, officers and agents with adequate, reliable knowledge of legal risks to which they are exposed or information regarding the proper course of action to take.

C.        Plaintiffs often seek damages in such large amounts and the costs of litigation may be so enormous (whether or not the case is meritorious), that the defense and/or settlement of such litigation is often beyond the personal resources of directors, officers and other agents.

D.        The Company believes that it is unfair for its directors, officers and agents and the directors, officers and agents of its subsidiaries to assume the risk of huge judgments and other expenses which may occur in cases in which the director, officer or agent received no personal profit and in cases where the director, officer or agent was not culpable.

E.         The Company recognizes that the issues in controversy in litigation against a director, officer or agent of a corporation such as the Company or its subsidiaries are often related to the knowledge, motives and intent of such director, officer or agent, that he is usually the only witness with knowledge of the essential facts and exculpating circumstances regarding such matters, and that the long period of time which usually elapses before the trial or other disposition of such litigation often extends beyond the time that the director, officer or agent can reasonably recall such matters; and may extend beyond the normal time for retirement for such director, officer or agent with the result that he, after retirement or in the event of his death, his spouse, heirs, executors or administrators, may be faced with limited ability and undue hardship in maintaining an adequate defense, which may discourage such a director, officer or agent from serving in that position.

F.         Based upon their experience as business managers, the Board of Directors of the Company (the “Board”) has concluded that, to retain and attract talented and experienced individuals to serve as directors, officers and agents of the Company and its subsidiaries and to encourage such individuals to take the business risks necessary for the success of the Company and its subsidiaries, it is necessary for the Company to contractually indemnify its directors, officers and agents and the directors, officers and agents of its subsidiaries, and to assume for itself maximum liability for expenses and damages in connection with claims against such directors, officers and agents in connection with their service to the Company and its subsidiaries, and has further concluded that the failure to provide such contractual indemnification could result in great harm to the Company and its subsidiaries and the Company’s stockholders.

G.        Section 145 of the General Corporation Law of Delaware, under which the Company is organized (“Section 145”), empowers the Company to indemnify its directors, officers, employees and agents by agreement and to indemnify persons who serve, at the request of the Company, as the directors, officers, employees or agents of other corporations or enterprises, and expressly provides that the indemnification provided by Section 145 is not exclusive.

H.        The Company desires and has requested the Indemnitee to serve or continue to serve as a director, officer or agent of the Company and/or one or more subsidiaries of the Company free from undue concern for claims for damages arising out of or related to such services to the Company and/or one or more subsidiaries of the Company.

I.          Indemnitee is willing to serve, or to continue to serve, the Company and/or one or more subsidiaries of the Company, provided that he is furnished the indemnity provided for herein.

AGREEMENT

NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

1.         Definitions.

(a)        Agent.  For the purposes of this Agreement, “agent” of the Company means any person who is or was a director, officer, employee or other agent of the Company or a subsidiary of the Company; or is or was serving at the request of, for the convenience of, or to represent the interests of the Company or a subsidiary of the Company as a director, officer, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise; or was a director, officer, employee or agent of a foreign or domestic corporation which was a predecessor corporation of the Company or a subsidiary of the Company, or was a director, officer, employee or agent of another enterprise at the request of, for the convenience of, or to represent the interests of such predecessor corporation.

(b)        Expenses.  For purposes of this Agreement, “expenses” include all out-of-pocket costs of any type or nature whatsoever (including, without limitation, all attorneys’ fees and related disbursements), actually and reasonably incurred by the Indemnitee in connection with either the investigation, defense or appeal of a proceeding or establishing or enforcing a right to indemnification under this Agreement or Section 145 or otherwise; provided, however, that “expenses” shall not include any judgments, fines, ERISA excise taxes or penalties, or amounts paid in settlement of a proceeding.

(c)        Proceeding.  For the purposes of this Agreement, “proceeding” means any threatened, pending, or completed action, suit or other proceeding, whether civil, criminal, administrative, or investigative.

(d)        Subsidiary.  For purposes of this Agreement, “subsidiary” means any corporation of which more than 50% of the outstanding voting securities is owned directly or indirectly by the Company, by the Company and one or more other subsidiaries, or by one or more other subsidiaries.

2.         Agreement to Serve.  The Indemnitee agrees to serve and/or continue to serve as agent of the Company, at its will (or under separate agreement, if such agreement exists), in the capacity Indemnitee currently serves as an agent of the Company, so long as he is duly appointed or elected and qualified in accordance with the applicable provisions of the Bylaws of the Company or any subsidiary of the Company or until such time as he tenders his resignation in writing; provided, however, that nothing contained in this Agreement is intended to create any right to continued employment by Indemnitee.

3.         Liability Insurance.

(a)        Maintenance of D&O Insurance.  The Company hereby covenants and agrees that, so long as the Indemnitee shall continue to serve as an agent of the Company and thereafter so long as the Indemnitee shall be subject to any possible proceeding by reason of the fact that the Indemnitee was an agent of the Company, the Company, subject to Section 3(c), shall promptly obtain and maintain in full force and effect directors’ and officers’ liability insurance (“D&O Insurance”) in reasonable amounts from established and reputable insurers.

(b)        Rights and Benefits.  In all policies of D&O Insurance, the Indemnitee shall be named as an insured in such a manner as to provide the Indemnitee the same rights and benefits as are accorded to the most favorably insured of the Company’s directors, if the Indemnitee is a director; or of the Company’s officers, if the Indemnitee is not a director of the Company but is an officer; or of the Company’s key employees, if the Indemnitee is not a director or officer but is a key employee.

(c)        Limitation on Required Maintenance of D&O Insurance.  Notwithstanding the foregoing, the Company shall have no obligation to obtain or maintain D&O Insurance if the Company determines in good faith that such insurance is not reasonably available, the premium costs for such insurance are disproportionate to the amount of coverage provided, the coverage provided by such insurance is limited by exclusions so as to provide an insufficient benefit, or the Indemnitee is covered by similar insurance maintained by a subsidiary of the Company.

4.  Mandatory Indemnification.  Subject to Section 9 below, the Company shall indemnify the Indemnitee as follows:

(a)        Successful Defense.  To the extent the Indemnitee has been successful on the merits or otherwise in defense of any proceeding (including, without limitation, an action by or in the right of the Company) to which the Indemnitee was a party by reason of the fact that he is or was an agent of the Company at any time, against all expenses of any type whatsoever actually and reasonably incurred by him in connection with the investigation, defense or appeal of such proceeding.

(b)        Third Party Actions.  If the Indemnitee is a person who was or is a party or is threatened to be made a party to any proceeding (other than an action by or in the right of the Company) by reason of the fact that he is or was an agent of the Company, or by reason of anything done or not done by him in any such capacity, the Company shall indemnify the Indemnitee against any and all expenses and liabilities of any type whatsoever (including, but not limited to, judgments, fines, ERISA excise taxes and penalties, and amounts paid in settlement) actually and reasonably incurred by him in connection with the investigation, defense, settlement or appeal of such proceeding, provided the Indemnitee acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company and its stockholders, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

(c)        Derivative Actions.  If the Indemnitee is a person who was or is a party or is threatened to be made a party to any proceeding by or in the right of the Company by reason of the fact that he is or was an agent of the Company, or by reason of anything done or not done by him in any such capacity, the Company shall indemnify the Indemnitee against all expenses actually and reasonably incurred by him in connection with the investigation, defense, settlement, or appeal of such proceeding, provided the Indemnitee acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company and its stockholders; except that no indemnification under this subsection 4(c) shall be made in respect to any claim, issue or matter as to which such person shall have been finally adjudged to be liable to the Company by a court of competent jurisdiction unless and only to the extent that the court in which such proceeding was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such amounts which the court shall deem proper.

(d)        Actions where Indemnitee is Deceased.  If the Indemnitee is a person who was or is a party or is threatened to be made a party to any proceeding by reason of the fact that he is or was an agent of the Company, or by reason of anything done or not done by him in any such capacity, and if prior to, during the pendency of after completion of such proceeding Indemnitee becomes deceased, the Company shall indemnify the Indemnitee’s heirs, executors and administrators against any and all expenses and liabilities of any type whatsoever (including, but not limited to, judgments, fines, ERISA excise taxes and penalties, and amounts paid in settlement) actually and reasonably incurred to the extent Indemnitee would have been entitled to indemnification pursuant to Sections 4(a), 4(b), or 4(c) above were Indemnitee still alive.

(e)        Notwithstanding the foregoing, the Company shall not be obligated to indemnify the Indemnitee for expenses or liabilities of any type whatsoever (including, but not limited to, judgments, fines, ERISA excise taxes and penalties, and amounts paid in settlement) for which payment is actually made to or on behalf of Indemnitee under a valid and collectible insurance policy of D&O Insurance, or under a valid and enforceable indemnity clause, by-law or agreement.

5.         Partial Indemnification.  If the Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of any expenses or liabilities of any type whatsoever (including, but not limited to, judgments, fines, ERISA excise taxes and penalties, and amounts paid in settlement) incurred by him in the investigation, defense, settlement or appeal of a proceeding, but not entitled, however, to indemnification for all of the total amount hereof, the Company shall nevertheless indemnify the Indemnitee for such total amount except as to the portion hereof to which the Indemnitee is not entitled.

6.         Mandatory Advancement of Expenses.  Subject to Section 8(a) below, the Company shall advance all expenses incurred by the Indemnitee in connection with the investigation, defense, settlement or appeal of any proceeding to which the Indemnitee is a party or is threatened to be made a party by reason of the fact that the Indemnitee is or was an agent of the Company. Indemnitee hereby undertakes to repay such amounts advanced only if, and to the extent that, it shall be determined ultimately that the Indemnitee is not entitled to be indemnified by the Company as authorized hereby. The advances to be made hereunder shall be paid by the Company to the Indemnitee within twenty (20) days following delivery of a written request therefor by the Indemnitee to the Company.  In the event that the Company fails to pay expenses as incurred by the Indemnitee as required by this paragraph, Indemnitee may seek mandatory injunctive relief from any court having jurisdiction to require the Company to pay expenses as set forth in this paragraph.  If Indemnitee seeks mandatory injunctive relief pursuant to this paragraph, it shall not be a defense to enforcement of the Company’s obligations set forth in this paragraph that Indemnitee has an adequate remedy at law for damages.

7.  Notice and Other Indemnification Procedures.

(a)        Promptly after receipt by the Indemnitee of notice of the commencement of or the threat of commencement of any proceeding, the Indemnitee shall, if the Indemnitee believes that indemnification with respect thereto may be sought from the Company under this Agreement, notify the Company of the commencement or threat of commencement thereof.

(b)        If, at the time of the receipt of a notice of the commencement of a proceeding pursuant to Section 7(a) hereof, the Company has D&O Insurance in effect, the Company shall give prompt notice of the commencement of such proceeding to the insurers in accordance with the procedures set forth in the respective policies. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such proceeding in accordance with the terms of such policies.

(c)        In the event the Company shall be obligated to pay the expenses of any proceeding against the Indemnitee, the Company, if appropriate, shall be entitled to assume the defense of such proceeding, with counsel approved by the Indemnitee, upon the delivery to the Indemnitee of written notice of its election so to do. After delivery of such notice, approval of such counsel by the Indemnitee and the retention of such counsel by the Company, the Company will not be liable to the Indemnitee under this Agreement for any fees of counsel subsequently incurred by the Indemnitee with respect to the same proceeding, provided that (i) the Indemnitee shall have the right to employ his counsel in any such proceeding at the Indemnitee’s expense; and (ii) if (A) the employment of counsel by the Indemnitee has been previously authorized by the Company, (B) the Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Company and the Indemnitee in the conduct of any such defense, or (C) the Company shall not, in fact, have employed counsel to assume the defense of such proceeding, then the fees and expenses of Indemnitee’s counsel shall be at the expense of the Company.

8.         Exceptions.  Any other provision herein to the contrary notwithstanding, the Company shall not be obligated pursuant to the terms of this Agreement:

(a)        Claims Initiated by Indemnitee.  To indemnify or advance expenses to the Indemnitee with respect to proceedings or claims initiated or brought voluntarily by the Indemnitee and not by way of defense, unless (i) such indemnification is expressly required to be made by law, (ii) the proceeding was authorized by the Board, (iii) such indemnification is provided by the Company, in its sole discretion, pursuant to the powers vested in the Company under the General Corporation Law of Delaware or (iv) the proceeding is brought to establish or enforce a right to indemnification under this Agreement or any other statute or law or otherwise as required under Section 145;

(b)        Lack of Good Faith.  To indemnify the Indemnitee for any expenses incurred by the Indemnitee with respect to any proceeding instituted by the Indemnitee to enforce or interpret this Agreement, if a court of competent jurisdiction determines that each of the material assertions made by the Indemnitee in such proceeding was not made in good faith or was frivolous; or

(c)        Unauthorized Settlements.  To indemnify the Indemnitee under this Agreement for any amounts paid in settlement of a proceeding unless the Company consents to such settlement, which consent shall not be unreasonably withheld.

9.         Non-exclusivity.  The provisions for indemnification and advancement of expenses set forth in this Agreement shall not be deemed exclusive of any other rights which the Indemnitee may have under any provision of law, the Company’s Certificate of Incorporation or Bylaws, the vote of the Company’s stockholders or disinterested directors, other agreements, or otherwise, both as to action in his official capacity and to action in another capacity while occupying his position as an agent of the Company, and the Indemnitee’s rights hereunder shall continue after the Indemnitee has ceased acting as an agent of the Company and shall inure to the benefit of the heirs, executors and administrators of the Indemnitee.

10.       Enforcement.  Any right to indemnification or advances granted by this Agreement to Indemnitee shall be enforceable by or on behalf of Indemnitee in any court of competent jurisdiction if (i) the claim for indemnification or advances is denied, in whole or in part, or (ii) no disposition of such claim is made within ninety (90) days of request therefor. Indemnitee, in such enforcement action, if successful in whole or in part, shall be entitled to be paid also the expense of prosecuting his claim. It shall be a defense to any action for which a claim for indemnification is made under this Agreement (other than an action brought to enforce a claim for expenses pursuant to Section 6 hereof, provided that the required undertaking has been tendered to the Company) that Indemnitee is not entitled to indemnification because of the limitations set forth in Sections 4 and 8 hereof. Neither the failure of the Corporation (including its Board of Directors or its stockholders) to have made a determination prior to the commencement of such enforcement action that indemnification of Indemnitee is proper in the circumstances, nor an actual determination by the Company (including its Board of Directors or its stockholders) that such indemnification is improper, shall be a defense to the action or create a presumption that Indemnitee is not entitled to indemnification under this Agreement or otherwise.

11.       Subrogation.  In the event the Company is obligated to make a payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery under an insurance policy or any other indemnity agreement covering the Indemnitee, who shall execute all documents required and shall do all acts that may be necessary to secure such rights and to enable the Company effectively to bring suit to enforce such rights.

12.       Survival of Rights.

(a)        All agreements and obligations of the Company contained herein shall continue during the period Indemnitee is an agent of the Company and shall continue thereafter so long as Indemnitee shall be subject to any possible claim or threatened, pending or completed action, suit or proceeding, whether civil, criminal, arbitrational, administrative or investigative, by reason of the fact that Indemnitee was serving in the capacity referred to herein.

(b)        The Company shall require any successor to the Company (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Company, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place.

13.       Interpretation of Agreement.  It is understood that the parties hereto intend this Agreement to be interpreted and enforced so as to provide indemnification to the Indemnitee to the fullest extent permitted by law including those circumstances in which indemnification would otherwise be discretionary.

14.       Severability.  If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever, (i) the validity, legality and enforceability of the remaining provisions of the Agreement (including without limitation, all portions of any paragraphs of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby, and (ii) to the fullest extent possible, the provisions of this Agreement (including, without limitation, all portions of any paragraph of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable and to give effect to Section 13 hereof.

15.       Modification and Waiver.  No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

16.       Notice.  All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed duly given (i) if delivered by hand and receipted for by the party addressee or (ii) if mailed by certified or registered mail with postage prepaid, on the third business day after the mailing date. Addresses for notice to either party are as shown on the signature page of this Agreement, or as subsequently modified by written notice.

17.       Governing Law.  This Agreement shall be governed exclusively by and construed according to the laws of the State of Delaware as applied to contracts between Delaware residents entered into and to be performed entirely within Delaware.

The parties hereto have entered into this Indemnity Agreement effective as of the date first above written.

SCICLONE PHARMACEUTICALS, INC.
a Delaware corporation

By: /s/ Dean Woodman
Title: Chairman of the Board

Address: 901 Mariner’s Island Blvd., Suite 205 San Mateo, California 94404

Attn: Richard A. Waldron, Secretary

INDEMNITEE:
/s/ Dr. Ira Lawrence
Dr. Ira Lawrence
Address [***]